UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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SPX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March 18, 2009

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation 2009 Annual Meeting of Stockholders on April 22, 2009 at 8:00 a.m. (Eastern Time), at our corporate headquarters, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

        All stockholders of record at the close of business on March 6, 2009, are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible. You also may vote by telephone or over the Internet, and, if you choose to use one of those forms of voting, it is not necessary for you to return your proxy card. In any event, please vote as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney Chairman, President and Chief Executive Officer
SPX Corporation
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277

SPX Corporation

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Wednesday, April 22, 2009
8:00 a.m.
SPX Corporate Headquarters
13515 Ballantyne Corporate Place
Charlotte, NC 28277

        The principal business of the Annual Meeting will be to:

    1.
    Elect two directors for a three-year term;

    2.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2009; and

    3.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 6, 2009. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        We have enclosed with this notice and proxy statement a copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March 18, 2009

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are providing these materials to you in connection with SPX's Annual Meeting, which will take place on April 22, 2009. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about March 18, 2009.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder as of the close of business on March 6, 2009 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on the:

  •
  Election of two directors for a three-year term; and

  •
  Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2009.

Who is entitled to vote?

        Stockholders at the close of business on March 6, 2009 (the record date) are entitled to vote. On that date, there were 49,213,199 shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

How do I vote?

        All stockholders may vote by telephone or over the Internet as described on the enclosed proxy card. You also may vote by mail. To vote by mail, please sign, date and mail your proxy card in the postage paid envelope provided. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 6, 2009, the record date for voting.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Patrick J. O'Leary to vote on the items discussed in these proxy materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast FOR the election of the director nominees, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants and FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and O'Leary.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or Internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card from SPX?

        Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards from SPX to guarantee that all your shares are voted.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the election of directors and the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

        Election of Directors:    A majority of votes cast at the Annual Meeting must approve the election of each director. A majority of votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. If you do not want to vote your shares for one or more of the nominees, you may indicate that in the space marked "abstain" on the proxy card or as prompted during telephone or Internet voting, and your vote will not count either "for" or "against" the nominee.

        Ratification of the Appointment of Independent Public Accountants:    Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants since it is one less vote for approval.

        Approval of Other Proposals:    The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve any other action that may properly come before the meeting. An abstention will have the effect of a vote against the applicable proposal since it is one less vote for approval. A broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote.

How do I submit a stockholder proposal?

        You must submit a proposal to be included in our proxy statement for the 2010 Annual Meeting no later than November 11, 2009. Your proposal must be in writing and comply with the proxy rules of the Securities and Exchange Commission (SEC). You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2010 Annual Meeting. We must receive this type of proposal in writing on or after November 23, 2009, but no later than December 22, 2009.

        As detailed in our by-laws, to bring a proposal other than the nomination of a director before an Annual Meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (5) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (6) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (7) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (8) any other information regarding you or any beneficial owner that would be required under the SEC's proxy rules and regulations. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2010 Annual Meeting, our Corporate Secretary must receive your written nomination on or before December 22, 2009. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Who pays to prepare, mail and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained Georgeson Inc. to assist us in soliciting your proxy and will pay them an estimated fee of $7,000 plus reasonable out-of-pocket expenses. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of SPX common stock.

How do I access the proxy materials electronically?

        We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. Pursuant to new rules promulgated by the SEC, this proxy statement and our fiscal 2008 Annual Report to Stockholders are also available at our web site at http://www.spx.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at http://investors.spx.com/annual.cfm, which does not have "cookies" that identify visitors to the site.

ELECTION OF DIRECTORS

        Six directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently two directors in the first class, three directors in the second class, and one director in the third class. At this Annual Meeting, you will be asked to elect two directors for the third class. Five directors will continue to serve on the Board of Directors as described below.

        Mr. Kearney is currently an SPX director. Ms. Wyrsch is a new director nominee. Each, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until she or he resigns, retires or is removed by the stockholders for cause. Each nominee has agreed to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of Ms. Wyrsch and Mr. Kearney. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for either of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that either of the nominees will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees to Serve Until 2012 Annual Meeting

Christopher J. Kearney, 53, is Chairman, President and Chief Executive Officer of SPX. He was named President and Chief Executive Officer in December 2004, and added the title of Chairman in May 2007. He joined the company in February 1997 as Vice President, Secretary and General Counsel and an officer of the company. Prior to joining SPX he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame. Mr. Kearney is a director of Nucor Corporation. Mr. Kearney has been a director of SPX since 2004.

Martha B. Wyrsch, 51, was, from January 2007 until October 2008, the President and CEO of Spectra Energy Transmission, LLC, Spectra Energy Corporation's natural gas transmission and storage business in the United States and Canada, as well as the gathering and processing and distribution businesses in Canada. She served on the Board of Directors of Spectra Energy Corporation and as Chairman of Spectra Energy Corporation's two publicly traded partnerships, Spectra Energy Partners, L.P. and Spectra Energy Income Fund. Ms. Wyrsch served as President and CEO of Duke Energy Gas Transmission from March 2005 until January 2007, after having served as its Group Vice President and General Counsel from January 2004 until March 2005. Prior to that, Ms. Wyrsch served in various senior legal roles for Duke Energy Corporation from September 1999 until January 2004. Prior to joining Duke Energy, Ms. Wyrsch served as Vice President, General Counsel and Secretary for KN Energy, Inc. from August 1997 until September 1999. Ms. Wyrsch is a Member of the National Infrastructure Advisory Council and serves as a Director of Strake Jesuit College Preparatory School.

Directors Continuing Until 2011 Annual Meeting

J. Kermit Campbell, 70, is the former Chairman, President and Chief Executive Officer of Herman Miller, Inc., a designer and manufacturer of office furniture. Since leaving Herman Miller, Inc. in 1995, Mr. Campbell has invested in a number of ventures, including United Power Line Contractors, Bering Truck Corporation, Black Star Farms, Advanced Information Systems, United Shield International, PassAlong Networks and CORE Energy Co. He is a director of Irwin Union Bank, Tennessee Pacific and of PassAlong Networks. Mr. Campbell is an honorary Trustee and past Chairman of the Board of Hope College, a Trustee of the Northwestern Michigan College Foundation, a Trustee of Eagle Village and a Charitable Trustee and President of Traverse Symphony Orchestra. Mr. Campbell has been a director of SPX since 1993.

Emerson U. Fullwood, 61, is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004 he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of Amerigroup Corporation, as well as the Vanguard Group and the Vanguard Funds, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. He was formerly a director of General Signal Corporation and the Xerox Foundation. Mr. Fullwood has been a director of SPX since 1998.

Michael J. Mancuso, 66, has been Vice President and Chief Financial Officer of Computer Sciences Corporation, a provider of information technology and business process outsourcing and information technology and professional services, since December 2008. He was previously Senior Vice President and Chief Financial Officer of General Dynamics Corporation, until May 2006. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Mr. Mancuso is a director of LSI Corporation and the Shaw Group Inc. Mr. Mancuso has been a director of SPX since 2005.

Directors Continuing Until 2010 Annual Meeting

J. Michael Fitzpatrick, 62, has been Chairman and Chief Executive Officer of Citadel Plastics Holdings, Inc., a portfolio company of Wind Point Partners, since March 2007. Citadel Plastics acquires and manages companies in the plastics compounding industry. He has been an Executive Advisory Partner of Wind Point Partners, a middle market private equity firm since 2005. He was also President and Chief Operating Officer of Rohm and Haas Company, an industry-leading specialty materials company, which invents, develops, and manufactures products for the personal care, grocery, automotive, building and construction and electronics industries, from 1999 until his retirement in 2005. He joined Rohm and Haas Company in 1975, and served in various research and development and management positions until his appointment as President and Chief Operating Officer. Dr. Fitzpatrick was Vice-Chairman, an executive position, of Carpenter Technology from February 2006 to October 2006. Dr. Fitzpatrick is a director of McCormick and Company, Inc. and was formerly a director of Rohm and Haas Company and Carpenter Technology Corporation. Dr. Fitzpatrick has been a director of SPX since 2007.

Albert A. Koch, 66, is Vice Chairman and Managing Director with AlixPartners, LLP, an international corporate turnaround and financial advisory firm. Mr. Koch joined AlixPartners in 1995 as Managing Principal. In connection with his work at AlixPartners he also currently serves as President and CEO of Handleman Company. Other AlixPartners assignments include Mr. Koch serving as Chairman of Polar Corporation, a privately owned company, since 2004, and also as its CEO from 2004 until 2007. Before that in 2004 and 2005, Mr. Koch was the Chairman, interim President and CEO at Champion Enterprises, Inc., and in 2002 and 2003, Mr. Koch served as interim CFO of the Kmart Corporation. Mr. Koch also was a partner with Ernst & Young for 14 years, including 7 years as Managing Partner of the firm's Detroit office. Mr. Koch is a director of the American College of Bankruptcy. Mr. Koch has been a director of SPX since 2007.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the New York Stock Exchange, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance. In addition, stockholders may request a written copy of the guidelines by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires that all our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our, and our stockholders', best interest. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange and the requirement of a "Code of Ethics" as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance. Stockholders may request a written copy of the Code of Business Conduct by writing to our Corporate Secretary at our address shown on the cover of this proxy statement.

Director Independence

        Our Corporate Governance Guidelines state that a substantial majority of the Board of Directors will consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange. Accordingly, on an annual basis, our Board of Directors reviews whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the New York Stock Exchange and SEC. Based on its most recent annual review, the Board of Directors has concluded that each of our non-employee directors and director nominees, Messrs. Campbell, Fullwood, Mancuso, Fitzpatrick and Koch, and Ms. Wyrsch, are independent as defined in our Independence Standards and the listing standards of the New York Stock Exchange.

        The non-employee members of the Board of Directors meet in executive session without management at least six times per year. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO on a regular basis. Meetings of non-employee directors are chaired by the Lead Director. Mr. Campbell is our current Lead Director.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Communications with Directors

        Interested parties may communicate concerns to any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

Nominations for Directors

        The Nominating and Governance Committee is responsible for the proposal of director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws. The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. The Nominating and Governance Committee has not set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but requires that each director has a proven record of success and leadership. The Nominating and Governance Committee expects that the Board of Directors as a whole will consist of individuals with knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards. Additionally, the Nominating and Governance Committee considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        In considering individuals for nomination, the Nominating and Governance Committee consults with our CEO. A director's qualifications in meeting the above-referenced criteria are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management or by an outside search firm.

        Once the Nominating and Governance Committee identifies a director candidate, the candidate is asked to conduct interviews with directors and members of management. Following that process, the Nominating and Governance Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders is submitted for approval at the next annual meeting.

        Our Chairman, President and Chief Executive Officer initially recommended Ms. Wyrsch as a director candidate.

        If you wish to recommend a nominee for director for the 2010 Annual Meeting, our Corporate Secretary must receive your written nomination on or before December 22, 2009. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Director Election

        In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly the majority vote standard will apply.

        If a nominee already serving as a director were not elected at the Annual Meeting, Delaware law provides that the director would continue to serve on the Board as a "holdover director" until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations to address this issue. These procedures are set forth in our Corporate Governance Guidelines and provide that the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

        In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee's recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results. At the 2008 Annual Meeting, each director received a majority of the votes cast for his or her election.

Attendance at Annual Meeting

        It is our policy to invite all the members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors attended our last Annual Meeting. Currently, we expect all the members of our Board of Directors to attend the 2009 Annual Meeting.

Related-Party Transactions

        Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company's rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party's interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. Currently, the only related-party transactions requiring disclosure are the interest-free loans made in 2001 to Messrs. Kearney, O'Leary and Foreman, as described in "Compensation Discussion and Analysis—Other Benefits and Perquisites," beginning on p. 27.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Audit Committee considered the following transactions, relationships or arrangements. Each of Mr. Koch, Mr. Fitzpatrick, Mr. Mancuso, Mr. Fullwood and Ms. Wyrsch is or within the last 3 years has been a director or officer at a company that conducts business with SPX. In each case, the Audit Committee determined that the amount of sales to or purchases from the respective company was below the greater of $1 million or two percent of the annual revenue of each of the other companies and SPX, and that the transactions otherwise were not directly influenced by and did not redound to the benefit of the relevant SPX director. In addition, the Audit Committee determined that none of these transactions presented an actual or apparent conflict of interest or adversely affected the director's independence. No member of our Board or management was aware of any relevant transactions other than those described in this section.

Board Committees

        The Board of Directors met six times during 2008. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during the period for which he or she served in 2008. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading Investor Relations—Corporate Governance and is available to stockholders upon written request made to our Corporate Secretary at the address shown on the cover of this proxy statement.

Audit Committee
Meetings in 2008:	Eight
Members:	Michael J. Mancuso, Chairman J. Kermit Campbell Emerson U. Fullwood Albert A. Koch

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Mancuso is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the New York Stock Exchange.

Function:

The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of annual audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results and opinions, as well as financial, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 54.

Compensation Committee
Meetings in 2008:	Five
Members:

J. Kermit Campbell, Chairman
Emerson U. Fullwood
Albert A. Koch (appointed effective February 20, 2008)
J. Michael Fitzpatrick (appointed effective February 20, 2009)
Sarah R. Coffin (resigned effective February 20, 2009)

The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that each member of the Committee is an "outside director" as described by Section 162(m) and a "non-employee director" as defined under Section 16 under the Securities Exchange Act of 1934, as amended.

Function:

The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its outside compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained an individual employed by Watson Wyatt Worldwide (Watson Wyatt), as its outside compensation advisor.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, reviews the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its outside compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 20.

Nominating and Governance Committee
Meetings in 2008:	Two
Members:	Emerson U. Fullwood, Chairman J. Kermit Campbell J. Michael Fitzpatrick

The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the New York Stock Exchange.

Function:

The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves awards under the 2006 Non-Employee Directors' Stock Incentive Plan, subject to approval by the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their services as directors. We compensate non-employee directors under the SPX Corporation 1997 Non-Employee Directors' Compensation Plan (the "1997 Directors' Plan") and the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        The annual retainer for non-employee directors for 2008 remained at $75,000. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. Our Lead Director receives additional annual compensation for that role in the amount of $25,000. Mr. Kearney is our Chairman, and receives no additional compensation for his service in that role.

        In addition to a cash retainer, each non-employee director receives equity awards. Each of the Nominating and Governance Committee and the Board of Directors believes that awarding equity grants subject to performance vesting helps ensure that our directors will continue to focus on improving both short-term and long-term stockholder value. In 2006, under the SPX Corporation 2005 Non-Employee Directors' Compensation Plan, each non-employee director received 2,500 phantom stock shares. The final tranche of phantom stock shares awarded in 2006 vested at the beginning of 2009 as a result of SPX's total stockholder return exceeding that of the S&P 500 index for the cumulative period since the grant was awarded.

        Beginning in 2007, we replaced the annual phantom stock grants to non-employee directors with annual grants of 2,500 shares of restricted stock under the 2006 Directors' Plan. The phantom stock shares had and the restricted stock shares have a three-year vesting period based on SPX stockholder return versus the S&P 500. On each vesting date, we compare SPX stockholder return to the performance of the S&P 500 for the prior year and for the cumulative period since the date of the grant. If SPX outperforms the S&P 500 for the prior year, the one-third portion of the grant associated with that year will vest. If SPX outperforms the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. We settle the vested portion of any phantom stock shares grant in cash. Phantom stock shares or shares of restricted stock that do not vest within the three-year vesting period in accordance with these performance requirements are forfeited. Directors receive dividends on the unvested portion of their restricted stock, but do not receive dividend equivalent payments on unvested phantom stock shares. The second tranche of 2007 restricted stock grants vested at the beginning of 2009 as a result of SPX's total stockholder return exceeding that of the S&P 500 index for the cumulative period since the grant was awarded. The first tranche of the 2008 restricted stock grants did not vest due to SPX's total stockholder return not exceeding the performance of the S&P 500 index during 2008. The first tranche of the 2008 restricted stock grants will vest at the beginning of 2010 or 2011 if the SPX total stockholder return exceeds the S&P 500 for the cumulative period since the grant date.

Deferred Compensation Program for Non-Employee Directors

        The 1997 Directors' Plan provides that each non-employee director may defer 100% of his or her annual retainer of $75,000. In addition to deferring the annual retainer, the Lead Director may also defer 100% of the Lead Director payment. Each non-employee director who defers his or her annual retainer through this program has the option of investing any deferred amounts through a grantor trust either in the form of share units or money credits deposited in one or more funds offered by the plan's trustee. The interest rate earned on the money credits is not above-market or preferential. We distribute amounts deferred pursuant to this program to each non-employee director in a lump sum payment at the earlier of age 70 or termination of his or her service as a director of SPX.

Stock Ownership Guidelines

        Stock ownership guidelines for non-employee directors are set at three times their annual retainer. The Nominating and Governance Committee requested that each director attain the desired level of ownership within five years of the later of appointment as a director or the date the stock ownership guidelines were last increased in December 2006. Each current director met the minimum stock ownership guidelines as of March 6, 2009.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2008. Mr. Kearney, our Chairman, President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)

J. Kermit Campbell	$100,000	$208,440	$0	N/A	$308,440

Sarah R. Coffin (4)	$75,000	$143,515	$0	N/A	$218,515

J. Michael Fitzpatrick	$75,000	$164,563	N/A	N/A	$239,563

Emerson U. Fullwood	$75,000	$142,973	N/A	N/A	$217,973

Albert A. Koch	$75,000	$164,563	N/A	N/A	$239,563

Michael J. Mancuso	$75,000	$141,798	N/A	N/A	$216,798

(1)
Represents annual retainer of $75,000, the receipt of which the non-employee director may defer at his or her option. No director elected to defer any income in 2008. Mr. Campbell also received $25,000, representing the annual retainer for serving as Lead Director.

(2)
Mr. Campbell has reached retirement age and, as a result, the remaining expense of his unvested restricted stock shares was accelerated in 2008 in accordance with FAS 123R.

Represents the FAS 123R cost of stock awards as recorded in our financial statements in 2008. See note 15 to the financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2008 for additional information regarding the calculation of these numbers.

The FAS 123R grant date fair value of the 2,500 shares of restricted stock awarded to each of the directors listed in the above table for 2008 was $76.00 per share. Following resigning from her position as director in February 2009, Ms. Coffin forfeited all 5,834 shares of her unvested restricted stock.

The total number of unvested phantom stock shares held by each of the directors at December 31, 2008, was: Mr. Campbell, 834; Ms. Coffin, 834; Mr. Fullwood, 834; and

  Mr. Mancuso, 834. Phantom stock shares are settled in cash. Accordingly, no director held any vested phantom stock shares at December 31, 2008.

  All stock options held by directors have vested. The total number of options held by each of the directors serving as at December 31, 2008, was: Mr. Campbell, 15,800; Ms. Coffin, 19,800; Mr. Fullwood, 19,800; and Messrs. Mancuso, Fitzpatrick and Koch, 0. Ms. Coffin has the lesser of three years from her resignation, which was effective February 20, 2009 or the original expiration date to exercise her options.

(3)
Under the Directors' Retirement Plan (the "Retirement Plan"), which the Board of Directors terminated at the end of 1996, a director with ten or more years of service receives an annual pension, payable for life, equal to the annual retainer in effect at the date of the Retirement Plan's termination. A director with more than five but less than ten years of service receives a proration of the full amount. Covered directors also will receive certain lump-sum payments in the event of a change in control. We have established a trust to ensure payment of benefits accrued under this Retirement Plan. Each current director covered by the Retirement Plan will receive benefits at the earlier of age 70 or termination of his or her service as a director of SPX in a lump sum payment based on the present value of his or her vested benefits at the Retirement Plan's termination. Numbers reported in this column reflect the change between December 31, 2007 and December 31, 2008 in the current present value of the vested benefits of the current directors who were covered by the Retirement Plan. The present values as of December 31, 2008 of the vested benefits of the then-current directors covered by the Retirement Plan were as follows: Mr. Campbell, $49,766; and Ms. Coffin, $23,777. Mr. Campbell turned 70 years old in January 2009 and, under the terms of the plan, he will receive a lump sum payment within 90 days of his birthday. Ms. Coffin will receive a lump sum payment within 90 days of her resignation, which was effective February 20, 2009. There were no above-market earnings on non-qualified deferred compensation to report for any of the non-employee directors in 2008.

(4)
Ms. Coffin resigned as a director effective February 20, 2009.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock the directors, director nominee, named executive officers, and all officers and directors as a group beneficially owned as of March 6, 2009. The "named executive officers" are the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated officers who were serving at the end of the last fiscal year.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.

        The percent of SPX common stock owned is based on 49,213,199 shares outstanding as of March 6, 2009.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned	Options Exercisable Within 60 Days	Total	Percent of Class

J. Kermit Campbell	20,710	15,800	36,510	*

Don L. Canterna	54,671	0	54,671	*

J. Michael Fitzpatrick	9,500	0	9,500	*

Robert B. Foreman	148,283	54,628	202,911	*

Emerson U. Fullwood	8,967	19,800	28,767	*

Christopher J. Kearney (1)	403,381	200,000	603,381	1.2%

Albert A. Koch	7,500	0	7,500	*

Kevin L. Lilly	61,984	0	61,984	*

Michael J. Mancuso	7,500	0	7,500	*

Patrick J. O'Leary	208,022	530,003	738,025	1.5%

Martha B. Wyrsch	0	0	0	*

All directors and officers as a group (12 persons)	1,044,574	820,231	1,864,805	3.8%

*
Less than 1.0.

(1)
Does not include 455 shares owned by Mr. Kearney's son as to which Mr. Kearney disclaims beneficial ownership.

Other Principal SPX Stockholders

        Set forth in the table below is information about persons whom we know to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 49,213,199 shares of our common stock outstanding on March 6, 2009.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class

FMR LLC (1) 82 Devonshire Street Boston, MA 02109	5,188,130	10.5%

(1)
Based on information provided in a Schedule 13G/A filed with the SEC on February 17, 2009, FMR LLC has sole voting power with respect to 15,829 of the shares, shared voting power with respect to none of the shares, and sole dispositive power with respect to all the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the New York Stock Exchange. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met, except that each of Mr. Lilly and Mr. Reilly, our Controller, were inadvertently late in reporting the surrender of 567 and 541 shares, respectively, on March 7, 2008, in connection with vesting of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Compensation Committee of the Board of Directors (the "Committee") sets compensation for our executive officers and oversees our executive compensation programs. The Committee is composed entirely of independent directors.

        This discussion includes references to performance targets. We use these targets exclusively in the context of executive compensation, and they should not be used for any other purpose, or regarded as an indication of management's expectations of future results.

Executive Compensation Philosophy

        The Committee considers many facts and circumstances when designing and setting compensation for our named executive officers, but follows these guiding principles:

  •
  Compensation Should Reward Performance

  •
  Compensation Should Align the Interests of Named Executive Officers with Those of our Long-Term Stockholders

  •
  Compensation Should Support our Business and Human Capital Strategies

  •
  Compensation Should Attract, Motivate and Retain Quality Named Executive Officers

Executive Compensation Practices

        The Committee believes that compensation should be tailored to the business and competitive environment. Accordingly, it does not rely primarily on formula-driven compensation, but rather exercises judgment in awarding compensation. Our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

        The Committee also believes that the percentage of incentive-based pay should increase along with responsibility and authority. For our senior-level management, and in particular for our named executive officers, a significant majority of current compensation (which we define as salary, target bonus and equity awards) is incentive-based. Cash incentive payments are offered in the form of bonuses (we refer to "bonuses" and "non-equity incentive plan compensation" interchangeably in this discussion), and are based on operating performance. Equity incentive awards to named executive officers are granted in the form of restricted stock, and are designed to reward increased stock price and to aid in retention. We believe that the combination of these two incentives effectively achieves our compensation philosophy. We also offer our named executive officers perquisites, retirement and termination benefits designed to be competitive with those offered at our peer companies.

        The Committee has retained an individual, employed by Watson Wyatt, as its outside compensation advisor. The outside compensation advisor provides no services to our company other than advice to and services for the Committee relating to compensation of our executive officers, and the Nominating and Governance Committee relating to director compensation. Watson Wyatt, the employer of the outside compensation advisor, provides services to our company including advice relating to non-executive officer compensation, retirement and pension plan administration and actuarial work, healthcare strategy and pricing, due diligence and integration in connection with mergers and acquisitions, technology solutions and survey data services. The Committee has determined that its outside compensation advisor provides objective and competent advice, and has adopted protocols to help ensure objectivity.

        The Committee reviews named executive officer compensation at least annually, with a thorough review typically conducted at its October meeting. Officer salaries, bonus opportunities and equity grants are determined at the December meeting. Targets for the bonus plans are usually set at the Committee's February meeting.

        Management serves an important role in the compensation-setting process. The most significant aspects of management's role are as follows:

  •
  Our human resources and legal departments prepare materials for the Committee, as does the Committee's outside compensation advisor.

  •
  Our CEO provides his evaluation of the performance of each of the other named executive officers.

  •
  Management prepares and recommends business performance targets and objectives.

  •
  Our CEO offers recommendations regarding salary levels, bonus targets and equity awards for each named executive officer other than himself.

        Our named executive officers are judged primarily on the performance of the company. Additional subjective assessments are made and include direct assessments of performance, formal talent assessment reviews, and compliance with our values. Our CEO and our human resources department use these assessments to develop compensation recommendations for our named executive officers other than the CEO. These recommendations are reviewed with the Committee's outside compensation advisor and then shared with the Committee. The Committee establishes and approves all elements of compensation for our Chairman, President and CEO based on input from and conversations with management and the Committee's outside compensation advisor, as well as its own assessments. The Committee's outside compensation advisor reviews compensation recommendations for the other executive officers, based primarily on market considerations, and offers his input. Management and the Committee's outside compensation advisor discuss their recommendations prior to presenting them to the Committee.

        The market analysis conducted by the consultant in the fall of 2007 that established market references used by the Committee in determining named executive officer compensation for 2008 included data from the following companies:

• American Standard Cos. Inc.	• Dover Corp.	• Parker-Hannifin Corp.
• Carlisle Cos, Inc.	• Flowserve Corp.	• Pentair, Inc.
• Cooper Industries, Ltd.	• Goodrich Corp.	• Rockwell Automation
• Crane Co.	• Harsco Corp.	• Textron, Inc.
• Cummins Inc.	• Ingersoll-Rand Co. Ltd.	• Timken Co.
• Danaher Corp.	• ITT Corp.

        For the market analysis conducted by the consultant in the fall of 2008, American Standard Companies and Goodrich Corporation were removed from, and Roper Industries was added to, the comparison group. The Committee's outside compensation advisor is primarily responsible for selecting the peer companies and providing the benchmark analysis. The list of peer companies is reviewed by management and approved by the Committee. The companies selected are industrial manufacturing companies from the Capital Goods sector, with most also being in the Industrial Machinery industry group, each as classified by Standard and Poors. The companies as a group are similar in size and have characteristics similar to SPX, and are companies against which we compete for talent. Factors considered in determining the peer group include revenues, as well as market capitalization, total assets, and employee count. A variety of compensation surveys that provide market data for comparably sized companies across a large number of general industrial and manufacturing companies were used to supplement the peer group data, including the Watson

Wyatt Data Services 2007/08 Top Management Report, the William M. Mercer 2007 Executive Compensation Survey, and the Towers Perrin Executive Compensation Data Bank. The outside compensation advisor used regression analysis to adjust data in these surveys to appropriately reflect officer compensation at companies with revenues similar to SPX.

        We do not directly tie the compensation of our named executive officers to levels offered at other companies. As a general matter, the Committee seeks to award current compensation (salary, target bonus, and equity grants) for named executive officers between the 50th and the 75th percentile of the market among comparable peer companies. The peer company compensation analysis, however, is just one of several tools the Committee uses in setting compensation. Compensation outside the target levels is awarded for reasons that may include market forces, company or individual performance, length of service, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

2008 Compensation

        The Committee places particular emphasis on company performance when setting compensation for our named executive officers, due to the impact these officers have on our performance. Some key items noted by the Committee in setting compensation for 2008 included:

  •
  Significant increases in key performance metrics, including revenue, segment income and segment margin, free cash flow and earnings per share.

  •
  We used our financial strength and flexibility, achieved in recent years under this management team, strategically and in a manner consistent with our public communications—repurchasing a significant number of shares and selectively acquiring businesses.

  •
  We continued to focus on our core businesses, disposing of or preparing to sell non-core businesses.

  •
  We completed two key finance-related activities: issuing new senior notes and refinancing and expanding our credit facilities.

  •
  We made progress in each of our key operating initiatives—lean enterprise, supply chain management, new product development, organizational development, and emerging markets and information technology—which led to improvements in our operations, productivity and margins.

  •
  Total stockholder returns for the period from January 1, 2007 through December 31, 2007 were 70.15% versus 5.49% for the S&P 500. Total stockholder returns for the period from January 1, 2008, through December 31, 2008, were (60.10)% versus (38.49)% for the S&P 500.

        The following sections describe each element of our executive compensation program.

Base Salary

        Base salary is designed to offer competitive base income. In setting base salary, the Committee considers the salary and total compensation market data in the context of the named executive officer's role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to our results.

        Following its review of peer companies, the Committee determined that Mr. Canterna's 2007 salary fell below the market median for equivalent named executive officers at peer companies. Mr. Canterna received an increase of $75,000, or 19%, to $475,000, as a result of the peer group analysis considering the significant increase in the size of the Flow Technology segment due to our acquisition of APV, a global manufacturer of process equipment and engineering solutions.

        In June 2008, Mr. Foreman received a promotional increase of $100,000, or 16%, to $725,000 when his duties were significantly expanded to include Global Business Systems and Services, consisting of global shared services, lean manufacturing, supply chain and manufacturing campus initiatives.

Annual Bonuses

        Bonuses are designed to reward our named executive officers for the operational performance of the company. We believe that operational excellence translates to stockholder value and that, by rewarding operational performance, bonuses serve to align the interests of our senior-level management with those of our long-term stockholders. Because our bonuses are tied to operating and cash flow performance, they support our business and human capital strategies.

        We pay our executive officers bonuses under our Executive Annual Incentive Plan (the "162(m) Plan"), which was approved by our stockholders in 2006 and is designed to meet the requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation. Our other senior-level management receive bonuses pursuant to our Executive Bonus Plan (the "Executive Bonus Plan").

        Under the 162(m) Plan, early in each year the Committee specifies one or more company performance goals and the maximum bonus payable to each executive officer if we achieve the performance goal or goals. In 2008, the maximum bonus payable under the 162(m) Plan was 200% of target bonus. Following the end of the year, if we achieve the performance goals, the amount actually payable to each named executive officer is determined by the Committee in its sole discretion, but may not exceed the maximum bonus specified in the award for that year. The 162(m) Plan performance goal was met for 2008.

        The Committee bases its determination of the actual bonuses payable under the 162(m) Plan by reference to the bonus matrix used to determine bonus payments under the Executive Bonus Plan (discussed below under "Company and Segment Performance").

  Bonus Targets

        We set target bonuses at a percentage of salary. The percentage generally increases as the responsibility and authority of the employee increases, thereby both acknowledging the greater influence on company performance exercised by senior-level management and ensuring that those most able to impact our company performance have the greatest percentage of their total compensation tied to our company's performance.

        The Committee increased Mr. Kearney's target bonus from 125% to 130% of his salary for 2008, based on its determination that his bonus and total compensation each fell below the peer group median for his role as Chairman, President and CEO of our company, and its desire to maximize the portion of his compensation based on company performance. The Committee did not increase target bonuses for any other named executive officer for 2008, maintaining targets of 100% of salary for our Executive Vice Presidents and 80% of salary for the other named executive officers, because it determined that the pre-existing bonus levels were competitive and appropriate to both motivate and reward each named executive officer for our company's recent performance.

  Company and Segment Performance

        In 2008, as in recent years, the Executive Bonus Plan matrix for corporate employees had Bonus Profit Margin on one axis and Bonus Cash Flow on the other. Bonuses equal to 0% to 200%

of target bonus could have been paid, with increasing awards received as performance increased in one or both of these metrics. We used Bonus Profit Margin, as described below, in 2008, because we believe operating results are critical to the success of the company. We used Bonus Cash Flow in 2008, as described below, because we believe cash flow is a key measure of the performance and health of our company. Combined, these metrics were designed to reward improving corporate performance by managing corporate overhead expenses, improving the quality and volume of earnings, and efficient use of capital. Further, these metrics align with our public communications and internal business goals, and we believe they are transparent, understandable and consistent with compensation plans at other industrial companies.

        No corporate bonus would have been awarded under the Corporate Executive Bonus Plan for 2008 if we had not achieved a Bonus Profit Margin of at least 9.2% and at least $373 million in Bonus Cash Flow; 100% of target bonus would have been awarded with Bonus Profit Margin of at least 9.7% and at least $413 million in Bonus Cash Flow; and 200% of target bonus would have been awarded with a Bonus Profit Margin of at least 10.2% and at least $453 million in Bonus Cash Flow. Improvement over our Bonus Profit Margin 2007 results was required for any bonus payment in 2008 and the target bonus would be achieved for this metric if we achieved a 50 basis point improvement. Bonus Cash Flow targeted achieving an operating cash flow performance equal to targeted net income plus depreciation.

        The bonus targets for four of our named executive officers were based entirely on the corporate metrics. Mr. Canterna's bonus was based in equal parts on corporate and Flow Technology metrics, in recognition of his role as Segment President. The Flow Technology segment bonus metrics were similar to the corporate metrics, but substituted adjusted operating income for Bonus Profit Margin because our senior-level management and Board of Directors, including the Committee, believe that improvement of Flow Technology operating income is a key way for that segment to drive stockholder value.

        No Flow Technology bonus would have been awarded if the segment had not achieved $215.00 million in operating income and at least $236.45 million in Bonus Cash Flow; 100% of target bonus would have been awarded with at least $237.60 million in operating income and at least $278.18 million of Bonus Cash Flow; and 200% of target bonus would have been awarded with at least $285.77 million in operating income and at least $319.91 million of Bonus Cash Flow.

        Our corporate results in 2008 were Bonus Profit Margin of 11.51% and Bonus Cash Flow of $501.00 million. Accordingly, each of our named executive officers whose bonus was determined exclusively by the corporate metrics was awarded a bonus payment at the 200% level in 2008. The Flow Technology segment delivered $262.55 million in operating income and $268.87 million in Bonus Cash Flow performance, leading to a bonus level of 117.43%. As stated above, because Mr. Canterna is the Flow Technology Segment President, half of the bonus payment for which he was eligible was based on the corporate metrics with the other half based on the metrics for the Flow Technology segment. Accordingly, Mr. Canterna was awarded a bonus payment equal to 158.71% of his target bonus.

        Bonus Profit Margin is adjusted operating income divided by net revenues. Adjusted operating income is operating income excluding stock-based compensation expense, pension expense or income, goodwill and other non-cash asset impairments, material profits or losses on acquisitions or dispositions, non-operating litigation reserves and settlements, and other similar items, subject to Committee approval. Bonus Cash Flow is operating cash flow from continuing operations, excluding non-operating litigation reserves and settlements, material pension funding requirements, material operating cash performance from acquisitions or dispositions, and other similar items, subject to Committee approval. The excluded items are designed to eliminate factors beyond the control of company employees in the measurement year, focusing employees, including named executive officers, on real operating performance, or to eliminate possible disincentives to acting in the best interest of our stockholders. For example, the disposition of a non-core business may be expected to have long-term benefits, but the loss of profits and cash flow from the business may have the impact of reducing bonuses in the year in which the business was sold. Conversely, a proposed acquisition, while boosting bonus in the short term, may have doubtful long-term benefits.

        The Committee revised 2009 bonus target metrics for all employees. In order to encourage our employees to appropriately implement any appropriate restructuring actions in response to the current economic and credit crisis, the Committee excluded year-over-year incremental GAAP special charges from corporate Bonus Profit Margin and all GAAP special charges from the segment operating income metric. Improvement over the equivalent 2008 results will be required for any bonus payment in 2009 and the target bonus will be achieved for this metric if we achieve a 50 basis point improvement. Additionally, the Committee replaced Bonus Operating Cash Flow with Bonus Free Cash Flow (Bonus Operating Cash Flow less capital expenditures) as a metric for 2009 bonuses, and set corporate 2009 targets at a rate equal to net income, rather than net income plus depreciation, and segment targets at a rate equal to the segment operating income metric. This revised metric is designed to provide an additional incentive for our employees to prudently manage capital expenditure requirements.

Equity-Based Awards

        We award annual grants of restricted stock with performance vesting thresholds to eligible SPX employees including named executive officers, pursuant to our 2002 Stock Compensation Plan. We design restricted stock grants to promote long-term stock ownership and expose senior-level management, including named executive officers, to the risks and rewards faced by our long-term stockholders. Because restricted stock vests over three years, and only vests if the total return our stock outperforms the S&P 500, it also has significant employee retention value and continues to tie the interests of our named executive officers to those of our stockholders even after it is awarded. We believe that these principles are so important, and so well-served by equity awards, that stock grants are the most significant component of current compensation of our named executive officers.

        Each annual grant of restricted stock is made in three tranches. The three tranches vest in equal amounts over three years, but only if SPX total stockholder return exceeds the S&P 500 for the prior year or for the cumulative period since the grant date. If SPX's total stockholder return exceeds the S&P 500 for the cumulative period, any unvested portion of the grant that was subject to vesting on or prior to the vesting date will vest. The final tranche of the 2006, and the second tranche of the 2007, restricted stock grants vested on January 5, 2009, as a result of SPX's total stockholder return exceeding that of the S&P 500 index for the respective cumulative period since each grant was awarded. The first tranche of the 2008 restricted stock grants did not vest, due to SPX's total stockholder return not exceeding the performance of the S&P 500 index during 2008. The first tranche of the 2008 restricted stock grants will vest at the beginning of 2010 or 2011 if the SPX total stockholder return exceeds the S&P 500 for the cumulative period since the grant date.

        Our practice has been to grant equity awards based on the number of shares awarded, rather than share value, because we believe this practice rewards excellent performance as reflected in increasing stock price by increasing the value of shares awarded, and reduces compensation in times of declining stock price by reducing the value of shares awarded. Given the magnitude of the increase in the price of our stock during 2007, and the resulting projected cost of stock awards to our company, we decided to generally reduce the number of shares awarded to our employees in 2008. In consideration of the projected cost of stock awards to our company, and also in the interest of being consistent with our decision to generally reduce the number of shares awarded to our employees, the Committee also decided to reduce the number of shares awarded to our named executive officers. Accordingly, the 2008 equity awards to Messrs. Kearney, O'Leary and

Foreman were reduced to 90,000, 31,500 and 31,500 shares, respectively. Mr. Lilly received 17,500 shares, the same number as in 2007, due to the Committee's determination that his total compensation fell at the low end of the 50th to 75th percentile range for equivalent named executive officers at our peer companies. Mr. Canterna received 17,500 shares, the same number as in 2007, due to the Committee's determination that his total compensation fell at the low end of the 50th to 75th percentile range for equivalent named executive officers at our peer companies and in recognition of his increased responsibilities, as the Flow Technology segment increased significantly in size due to the acquisition of APV.

        The market price of our stock dropped significantly during 2008. As mentioned above, it is our practice to grant equity shares based on share count rather than share value. Accordingly, each named executive officer received the same number of shares in 2009 as he did in 2008 and, as a result, the value of stock awarded to each named executive officer at the beginning of 2009 declined significantly from the value of stock awarded at the beginning of 2008.

        The decline in the value of the market price of our stock has also significantly reduced the value of stock previously awarded to our named executive officers. Due to the manner in which stock awards value is calculated, we continue to report stock awards granted at the beginning of 2007 and 2008 at values based on the value of our stock on the date of grant. If we were to value the stock awards based on our stock price as at December 31, 2008, the compensation reported in the Summary Compensation Table for 2008 would be significantly lower than the numbers actually reported.

        The Committee also may make, and in the past has made, special grants to named executive officers, which grants may be subject to performance or time vesting as described more fully under "Equity Grants Practices" below.

        We pay dividends on all unvested restricted stock to the extent dividends are paid on SPX common stock, and these dividends are considered part of the overall officer compensation package and are not subject to risk of forfeiture.

Equity Grants Practices

        The Committee approves annual restricted stock grants at its December meeting preceding the grant year, and determines the effective date of these awards without regard to current or anticipated stock price levels or the release of material non-public information. Rather, consistent with the calendar year performance measurement periods applicable to the awards, the Committee sets the first trading day of the grant year as the effective date. The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

        The Committee has delegated authority to our Chairman, President and CEO to grant a limited number of equity awards to persons other than Section 16 officers of SPX. These awards may be subject to performance or time vesting, and may not exceed 15,000 shares to any person at one time or more than 75,000 shares in the aggregate per fiscal year. The Committee reviews grants made pursuant to this authority at least annually.

        We have not granted stock options to any employee since 2003.

Summary of Total Compensation

        Total current compensation (the sum of salary, target bonus and 2008 equity grant fair value) for each of Messrs. Kearney, Canterna and Lilly approximated the 75th percentile of comparable officers at peer companies in 2008. Each of Messrs. Foreman and O'Leary received total current compensation above the 75th percentile of comparable officers at peer companies for that period. The increase in value of our stock over prior years is a key reason that Messrs. Foreman's and O'Leary's compensation was above the 75th percentile in 2008. As explained under "Equity-Based Awards" above, the Committee's practice is to award shares based on the number of shares awarded rather than value, and the significant increase in the value of our stock in the last few years has caused their compensation to increase. The Committee does not consider it appropriate to reduce other compensation to our named executive officers to offset any increase they may receive based on increased value of our stock. Additionally, the Committee has determined that Mr. O'Leary's compensation is appropriate due to his long service with the company, excellent results achieved under his leadership, his personal performance, and a desire to ensure his retention. The Committee has determined that Mr. Foreman's compensation is appropriate due to the above-mentioned considerations, in addition to the fact that Mr. Foreman's responsibilities, which include heading human resources, Asia Pacific operations and now Global Business Systems and Services, may be more extensive than those of officers in the survey and peer company data against which his compensation was benchmarked.

Other Benefits and Perquisites

        We believe the perquisites and benefits we offer are cost effective, in that they command a higher perceived value to the named executive officer than our actual costs. We provide these benefits to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Messrs. Kearney, O'Leary and Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. We offered this benefit to induce employees to relocate, and in consideration of the prevalence of such arrangements at the time. Each of Messrs. Kearney, O'Leary and Foreman received loans in the amount of $1.5 million (which in each case remains the outstanding balance), secured by a mortgage on the related residence. Employees who availed themselves of this loan, including the named executive officers, are required to repay the loan if they cease to be employed by us, sell the residence, change their principal residence, or are transferred from the corporate headquarters. The loan will be forgiven in the event of death, disability or a change in control.

        In addition, our CEO may utilize our aircraft for personal travel for himself and his spouse. Our other named executive officers may be permitted personal use of our aircraft for themselves and their spouses if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX business.

        See the Summary Compensation Table and accompanying footnotes for a full listing of named executive officer perquisites.

Retirement and Deferred Compensation Plans

        The named executive officers participate in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"). Some of the named executive officers are also participants in the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP").

        We believe the executive retirement program plays a key role in attracting and retaining executive talent. The TMP is the most significant element of this program, and has been in place since October 22, 1985. Messrs. Kearney, O'Leary and Foreman, our longer-serving named executive officers, have credited service in the TMP since 1997, 1996 and 1999, respectively. In 2005, in response to changing practices in connection with retirement agreements, the Committee reduced benefits provided by the TMP for officers hired or elevated on or after August 24, 2005. These changes include a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. The Committee's practice is not to attempt to retroactively reduce benefits we have agreed to provide to our officers. For this reason, and in recognition of the significant efforts made and results achieved by our then-existing officers, the Committee did not request that officers hired or elevated prior to August 24, 2005 agree to a reduction in their TMP benefits. The Summary Compensation Table, on p. 31 and the Pension Benefits Table, on p. 39, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon a named executive officer's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 43.

        Named executive officers and other senior-level management are eligible to participate in the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") and the SPX Corporation Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. See the Nonqualified Deferred Compensation Table for 2008 and accompanying narrative and footnotes, beginning on p. 41, for more information on these plans.

Termination and Change-in-Control Provisions

        The Committee designs termination and change-in-control provisions to be competitive with those offered at our peer companies. Our severance arrangements are also designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

        Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Because our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance, and because severance agreements represent a contractual obligation of our company, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements. Decisions relating to other elements of compensation have, however, impacted potential obligations upon certain termination events, particularly termination upon change in control.

        In some termination scenarios and in the case of a change in control, described more fully under "Potential Payments Upon Termination or Change-in-Control," beginning on p. 43, the named executive officers become immediately vested in all SPX equity awards, including shares subject to performance vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control. We also believe that vesting upon a change in control without termination ("single trigger" treatment) is appropriate because it:

  •
  is the prevalent approach among our peer companies and therefore supports the competitiveness of our equity awards and total compensation;

  •
  provides greater certainty as to how outstanding awards would be treated after a change in control; and

  •
  helps ensure that all employees are treated equitably with respect to outstanding equity grants regardless of what happens to their employment status as a result of the change in control.

        Termination and Change-in-Control Agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 43.

Stock Ownership Guidelines

        We set stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts, shares held in retirement plan accounts, unvested restricted shares and share units subject only to time vesting restrictions, and 70% of unvested restricted shares and share units subject to performance vesting conditions are deemed to be owned shares for purposes of these guidelines. Unexercised stock options are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer. Each named executive officer met the minimum stock ownership requirements as of March 6, 2009.

Tax Matters

        The Committee seeks to structure executive compensation in a tax efficient manner. It reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. For example, in 2006 we received stockholder approval of a new executive bonus plan and an amended and restated stock compensation plan, both of which were designed to maximize tax deductibility of those elements of compensation under Section 162(m). To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible.

        To offset the effect of some taxes in the case of termination following a change in control, we have agreed to make "gross-up" payments, designed to reimburse a named executive officer for taxes imposed as a result of payments by us. In this way, the executive retains the same amount that he would have retained had the excise tax not been imposed. We provide for these payments because they allow an executive to recognize the full intended economic benefit.

Impact on Compensation from Misconduct

        If the Board of Directors were to determine that a named executive officer had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes Oxley Act of 2002. The Executive Annual Incentive Plan applicable to executive officers beginning in 2006 provides for repayment or forfeiture of incentive bonuses under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any incentive bonus payment earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement must be paid back to the company. To the extent that such incentive bonus was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the amount of bonus deferred (and any earnings from it) must be forfeited.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors includes four directors, each of whom is independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's Compensation Discussion and Analysis on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2008.

Compensation Committee
J. Kermit Campbell, Chairman Emerson U. Fullwood Albert A. Koch J. Michael Fitzpatrick

Summary Compensation Table for 2008

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our three most highly compensated officers who were serving as officers as of December 31, 2008.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (10)		Total ($)

Christopher J. Kearney	2008	$1,050,000	$6,149,812	$2,730,000	$5,959,936	$390,231	(5)	$16,279,979
Chairman, President, and CEO	2007	$1,000,000	$4,976,843	$2,500,000	$2,119,080	$570,894		$11,166,817
	2006	$950,000	$3,531,471	$1,829,985	$1,446,538	$407,658		$8,165,652

Patrick J. O'Leary	2008	$845,000	$2,248,666	$1,690,000	$1,113,355	$264,929	(6)	$6,161,950
Executive Vice President,	2007	$805,000	$2,609,929	$1,610,000	$600,972	$591,373		$6,217,274
Treasurer and CFO	2006	$777,000	$2,336,067	$1,496,735	$765,702	$301,732		$5,677,236

Robert B. Foreman	2008	$682,700	$2,140,833	$1,450,000	$2,332,587	$259,296	(7)	$6,865,416
Executive Vice President,	2007	$595,000	$2,395,974	$1,190,000	$649,376	$691,148		$5,521,498
Global Business Systems &	2006	$575,000	$1,813,083	$1,107,623	$501,346	$275,662		$4,272,714
Services, President, Asia Pacific

Don L. Canterna	2008	$475,000	$1,413,527	$603,060	$500,582	$260,113	(8)	$3,252,282
Segment President, Flow	2007	$399,241	$1,071,047	$524,960	$215,206	$88,998		$2,299,452
Technology	2006	$360,298	$989,185	$515,558	$98,070	$122,686		$2,085,797

Kevin L. Lilly	2008	$425,000	$1,392,990	$680,000	$386,538	$96,108	(9)	$2,980,636
Senior Vice President, Secretary and General Counsel	2007	$400,000	$947,868	$640,000	$142,348	$98,683		$2,228,899

(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan") (up to applicable IRS limits), and up to 50% of their salaries into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2008, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$15,500	$194,461

Mr. O'Leary	$15,500	$162,500

Mr. Foreman	$18,865	$116,230

Mr. Canterna	$4,481	$0

Mr. Lilly	$4,898	$20,596

(2)
Represents the FAS 123R cost of equity awards as recorded in our financial statements for the relevant fiscal year. See note 15 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the period ended December 31, 2008, December 31, 2007, and December 31, 2006, respectively, for additional information regarding the calculation of these numbers. The amounts shown exclude the effects of estimated forfeitures related to service-based vesting conditions. The reported cost consists of the following grants made under our 2002 Stock Compensation Plan: (i) grant made on July 30, 2004 to Mr. Canterna; (ii) annual grants made on, in the case of Messrs. Kearney, O'Leary and Foreman, January 3,

  2005, and in the case of Messrs. Canterna and Lilly, March 7, 2005; (iii) grants made upon conversion of EVA bank balances (described below) on, in the case of Messrs. Kearney, O'Leary and Foreman, May 6, 2005, and in the case of Mr. Canterna, July 15, 2005; (iv) annual grants made on January 3, 2006; (v) annual grants made on January 3, 2007; and (vi) annual grants made on January 2, 2008. See the Grants of Plan-Based Awards Table, on p. 35, for more information on these grants.

(3)
In 2009, the year in which they received the 2008 non-equity incentive compensation award, the following named executive officers deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP

Mr. Kearney	$0	$546,000

Mr. O'Leary	$3,500	$164,625

Mr. Foreman	$0	$217,500

Mr. Canterna	$7,279	$0

Mr. Lilly	$10,788	$224,000

(4)
The change in pension value is based on assumed weighted average discount rates of 6.68% at December 31, 2007 and 7.02% at December 31, 2008. There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2008. Pursuant to the requirements of Internal Revenue Code Section 409A, our named executive officers have made elections regarding the time and form of payment of their nonqualified pension benefits. Using each named executive officer's actual payment election (rather than assuming the annuity form of payment was chosen) resulted in our named executive officers' accumulated pension values increasing between 2007 and 2008 by the following amounts: Messrs. Kearney, $2,725,186; O'Leary, $0; Foreman, $1,152,750; Canterna, $173,264; and Lilly, $125,331. See Pension Benefits Table on p. 39, for further discussion and explanation of the calculation of the accumulated pension values.

(5)
Mr. Kearney received $390,231 in All Other Compensation, including:

•
$42,410, representing the incremental cost to us for personal use of our aircraft;

•
$11,500 in matching contributions to the 401(k) plan;

•
$165,990 in matching contributions to the SRSP;

•
$10,675 for the tax gross-up on financial planning;

•
$10,714 for the tax gross-up on the personal use of the company aircraft; and

•
$79,650 that he was deemed to receive in 2008 representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte, North Carolina.

    The remaining $69,292 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning; executive physical; use of our sports/entertainment boxes; the change in value between December 31, 2007 and December 31, 2008 of the post-retirement key manager life insurance benefit and the change in the value of the executive retiree medical benefit for the same period, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively; and coverage under the long term executive disability plan.

(6)
Mr. O'Leary received $264,929 in All Other Compensation, including:

•
$11,500 in matching contributions to the 401(k) plan;

  •
  $111,242 in matching contributions to the SRSP;

  •
  $79,650 that he was deemed to receive in 2008 representing the market interest rate on the $1.5 million interest-free loan that he received in November, 2001, in connection with his relocation to Charlotte, North Carolina; and

  •
  $30,000 in charitable matching contributions.

    The remaining $32,537 consisted of a car allowance; country club dues and applicable tax gross-up; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the change in value between December 31, 2007 and December 31, 2008 of the post-retirement key manager life insurance benefit and the change in the value of the executive retiree medical benefit for the same period, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively; and coverage under the long-term executive disability plan.

(7)
Mr. Foreman received $259,296 in All Other Compensation, including:

•
$11,500 in matching contributions to the 401(k) plan;

•
$82,129 in matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2008 representing the market interest rate on the $1.5 million interest-free loan that he received in February, 2002, in connection with his relocation to Charlotte, North Carolina; and

•
$17,811 representing the change in value between December 31, 2007 and December 31, 2008 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively.

    The remaining $63,856 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning and applicable tax gross-up; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; applicable tax gross-up on the personal use of the company aircraft; the change in the value of the executive retiree medical benefit between December 31, 2007 and December 31, 2008, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively; and coverage under the long-term executive disability plan.

(8)
Mr. Canterna received $260,113 in All Other Compensation, including:

•
$10,350 in matching contributions to the 401(k) plan;

•
$99,246 for taxable relocation expenses;

•
$71,391 for the tax gross-up on the relocation expenses;

•
$12,492 for the tax gross-up on the country club dues; and

•
$28,353 representing the change in value between December 31, 2007 and December 31, 2008 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively.

    The remaining $38,281 consisted of a car allowance; country club dues; financial planning and applicable tax gross-up; executive physical; the change in the value of the executive retiree medical benefit between December 31, 2007 and December 31, 2008, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively; coverage under the long-term executive disability plan; non-taxable relocation expenses; and use of our sports/entertainment boxes.

(9)
Mr. Lilly received $96,108 in All Other Compensation, including:

•
$11,500 in matching contributions to the 401(k) plan; and

•
$41,745 in matching contributions to the SRSP.

    The remaining $42,863 consisted of a car allowance; country club dues and applicable tax gross-up; financial planning and applicable tax gross-up; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the change in value between December 31, 2007 and December 31, 2008 of the post-retirement key manager life insurance benefit and the change in the value of the executive retiree medical benefit for the same period, based on assumed discount rates of 6.32% and 7.07% on those dates, respectively; and coverage under the long-term executive disability plan.

(10)
The SPX Foundation (the "Foundation") will make matching donations for charitable contributions for any employee or non-employee director up to a total of $20,000 per annum. The Foundation will make matching contributions for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

    The incremental cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Messrs. Canterna and Lilly, a different employment term duration. The agreements have a rolling two-year term with the exception of the agreements of Messrs. Canterna and Lilly, which have a rolling one-year term. The expiration date is automatically extended by one day for each day of the term that elapses.

        Under the agreements, we are not permitted to reduce the annual base salary rate without the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are continued pursuant to the agreements.

        See "Compensation Discussion and Analysis" beginning on p. 20, for further discussion and explanation of each element of compensation.

Grants of Plan-Based Awards for 2008

        The following table provides information regarding equity and non-equity awards granted to the named executive officers for 2008.

	Grant Date (1)	Award Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock Awards

Name			Maximum ($) (2)	Target (#) (3)	($) (4)

Christopher J. Kearney		2/19/2008	$2,730,000
Chairman, President and CEO	1/2/2008	12/16/2007		90,000	$6,840,000

Patrick J. O'Leary		2/19/2008	$1,690,000
Executive Vice President,	1/2/2008	12/16/2007		31,500	$2,394,000
Treasurer & CFO

Robert B. Foreman		2/19/2008	$1,450,000
Executive Vice President,	1/2/2008	12/16/2007		31,500	$2,394,000
Global Business Systems &
Services, President, Asia Pacific

Don L. Canterna		2/19/2008	$760,000
Segment President, Flow	1/2/2008	12/16/2007		17,500	$1,330,000
Technology

Kevin L. Lilly		2/19/2008	$680,000
Senior Vice President, Secretary	1/2/2008	12/16/2007		17,500	$1,330,000
and General Counsel

(1)
The Compensation Committee approves annual restricted stock grants and participation in the 162(m) Plan bonuses at the December Compensation Committee meeting preceding the grant year. The Compensation Committee determines the effective date of stock awards without regard to current or anticipated stock price levels or the release of material non-public information. Rather, consistent with the calendar year performance measurement periods applicable to such awards, the Committee sets the first trading day of the grant year as the effective date for stock awards. Bonus targets for 2008 were set at its February 2008 meeting.

(2)
Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee's ability, in its sole discretion, to reduce the amount actually paid. In 2008, the Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance matrices, as discussed above under "Compensation Discussion and Analysis—2008 Compensation—Annual Bonuses". The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2008 bonus payments of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

Christopher J. Kearney	$341,250	$1,365,000	$2,730,000

Patrick J. O'Leary	$211,250	$845,000	$1,690,000

Robert B. Foreman	$181,250	$725,000	$1,450,000

Don L. Canterna	$142,500	$380,000	$760,000

Kevin L. Lilly	$85,000	$340,000	$680,000

(3)
Assumes all stock will vest. See "Compensation Discussion and Analysis—2008 Compensation—Equity-Based Awards," beginning on p. 25, for a description of the performance vesting requirements.

(4)
Represents the FAS 123R grant date fair market value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008 for the assumptions made in the valuation of these awards.

 Outstanding Equity Awards at Fiscal Year-End 2008

        The following table sets forth information detailing the outstanding equity awards held by each of our named executive officers at December 31, 2008.

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)

Christopher J. Kearney							90,000	(2)	$3,649,500
							66,667	(3)	$2,703,347
							33,334	(4)	$1,351,694
	50,000	$38.90625	1/3/2010
	50,000	$48.4400	1/2/2011
	50,000	$69.4300	1/2/2012
	50,000	$38.5700	1/2/2013

Patrick J. O'Leary							31,500	(2)	$1,277,325
							23,334	(3)	$946,194
							11,667	(4)	$473,097
	250,000	$97.5000	6/23/2009
	3	$85.0000	6/23/2009
	70,000	$38.90625	1/3/2010
	70,000	$48.4400	1/2/2011
	70,000	$69.4300	1/2/2012
	70,000	$38.5700	1/2/2013

Robert B. Foreman							31,500	(2)	$1,227,325
							23,334	(3)	$946,194
							11,667	(4)	$473,097
	1,172	$58.3400	5/10/2009
	1,468	$53.2150	5/10/2009
	50,000	$69.4300	1/2/2012
	1,988	$67.6950	5/10/2009

Don L. Canterna				500	(5)	$20,275	17,500	(2)	$709,625
							11,667	(3)	$473,097
							5,000	(4)	$202,750

Kevin L. Lilly							17,500	(2)	$709,625
							11,667	(3)	$473,097
							4,000	(4)	$162,200

(1)
Based on the closing price of our common stock on December 31, 2008, $40.55.

(2)
Restricted Shares awarded on January 2, 2008 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 2, 2009, January 2, 2010, and January 2, 2011.

(3)
Restricted Shares awarded on January 3, 2007 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2008, January 3, 2009, and January 3, 2010.

(4)
Restricted Shares awarded on January 3, 2006 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2007, January 3, 2008 and January 3, 2009.

(5)
Restricted Shares awarded on July 30, 2004 vest at the rate of 20 percent per year, with vesting dates of July 30, 2005, July 30, 2006, July 30, 2007, July 30, 2008, and July 30, 2009.

Option Exercises and Stock Vested in 2008

        The following table sets forth options exercises by and stock vested for each of our named executive officers in 2008.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)

Christopher J. Kearney				96,473	$9,978,013

Patrick J. O'Leary	778,543	$39,053,415	(3)	47,872	$5,146,824

Robert B. Foreman				40,746	$4,275,243

Don L. Canterna	24,000	$843,980		17,649	$1,860,022

Kevin L. Lilly				11,167	$1,146,059

(1)
Based on the market price at the time of exercise, less the exercise price.

(2)
Based on the market value at time of vesting.

(3)
Value relates to exercise of options that were granted in 1999 and 2001 and would have expired in 2009, and sale of underlying stock, pursuant to publicly- announced Rule 10b5-1 sales plans.

Pension Benefits

        The table below shows the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. No pension benefits payments to named executive officers were made during the 2008 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)

Christopher J. Kearney	TMP	11.88	$12,503,320
	IARP	11.88	$311,381
	SIARP	11.88	$844,145

Patrick J. O'Leary	TMP	12.21	$8,374,072
	IARP	12.21	$266,884
	SIARP	12.21	$1,061,875

Robert B. Foreman	TMP	9.65	$5,333,756
	IARP	9.65	$219,774
	SIARP	9.65	$487,844

Don L. Canterna	TMP	3.36	$807,062
	IARP	5.00	$87,924
	SIARP	0	$0

Kevin L. Lilly	TMP	3.00	$589,923
	IARP	0	$0
	SIARP	0	$0

(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX Corporation Individual Account Retirement Plan (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

  Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney, O'Leary and Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

  For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Canterna and Lilly), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). This target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

  For all participants in the TMP, the benefit vests after 5 years of service. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

  The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits equal to 4% of pensionable earnings up to the Social Security Wage Base and 8% of pensionable earnings over the Social Security Wage Base. The IARP benefit vests after 3 years of service. Mr. Canterna participated in the United Dominion Industries, Inc. Retirement Plan, a qualified defined benefit pension plan which was merged into the IARP effective December 31, 2001. Mr. Canterna's benefit under the IARP is based on his years of credited service as of January 1, 2002 and his final average earnings.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  Participants in the TMP and SIARP may elect to receive their benefits in a lump sum or annuity form of payment. Participants in the IARP (other than Mr. Canterna) may elect to receive their benefits in a lump sum or annuity form of payment. Mr. Canterna may elect to receive his IARP benefit in an annuity form of payment.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity grants, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash which are required to be included in taxable income under the Internal Revenue Code.

(2)
The Present Value of Accumulated Benefit assumes a weighted average discount rate of 7.02% at December 31, 2008 and that payments commence at an unreduced retirement age of 60 years old (62 years old for Messrs. Canterna and Lilly). All other assumptions and methods are consistent with those used for financial reporting (e.g., mortality table and form of payments), except that there has been no consideration of future pay.

  In prior years, the present value of the accumulated pension benefit for our named executive officers shown in the Pension Benefits Table was calculated assuming an annuity form of payment would be elected by each named executive officer. Pursuant to the requirements of Internal Revenue Code Section 409A, during 2008 we solicited elections from our named executive officers regarding the time and form of payment of their TMP and SIARP benefits. Under the terms of the plans, participants in the TMP and SIARP were able to choose amongst several annuity options, as well as a lump sum payment option. The 2008 accumulated pension benefit for our named executive officers was calculated using each named executive officer's actual payment election (rather than an annuity form of payment under the TMP and SIARP). This change in calculation resulted in the accumulated pension values for Messrs. Kearney, Foreman, Canterna and Lilly being higher than they would have been if the calculation had been performed using an annuity form of payment.

 Nonqualified Deferred Compensation in 2008

        This table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate.

        A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to, or greater than, 6% of eligible compensation.

        In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity grants, and (ix) severance pay paid after termination of employment.

        All matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. Participants may elect to receive their accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2). All amounts deferred under the SRSP after 2008 will be paid in a lump sum payment six months following termination of employment.

        There were no withdrawals or distributions from nonqualified plans in 2008.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Balance at Last FYE ($) (4)

Christopher J. Kearney	$694,461	$165,990	$(1,557,834)	$2,676,330

Patrick J. O'Leary	$565,000	$111,242	$(2,676,740)	$3,822,169

Robert B. Foreman	$219,538	$82,129	$(620,098)	$1,186,322

Don L. Canterna	$0	$0	$499	$21,519

Kevin L. Lilly	$217,250	$41,745	$(120,759)	$335,191

(1)
Contributions to the SRSP consisting of the following amounts reported in the Summary Compensation Table:

Name	2008 Salary	2007 Non-Equity Incentive Plan Compensation

Mr. Kearney	$194,461	$500,000

Mr. O'Leary	$162,500	$402,500

Mr. Foreman	$116,230	$119,000

Mr. Canterna	$0	$0

Mr. Lilly	$20,596	$196,654

(2)
Represents matching amounts contributed by us to the SRSP. This amount has been included in the All Other Compensation column of the Summary Compensation Table.

(3)
Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)
In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

    Year ended December 31, 2007: Mr. Kearney, $373,689; Mr. O'Leary, $753,012; Mr. Foreman, $213,409; Mr. Canterna, $0; and Mr. Lilly, $143,181; and

    Year ended December 31, 2006: Mr. Kearney, $247,317; Mr. O'Leary, $98,835; Mr. Foreman, $102,173; Mr. Canterna, $0; and Mr. Lilly, $0.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers, that will require us to provide compensation to them in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2008 and a stock price of $40.55, our closing stock price on December 31, 2008. The following tables should be read in connection with the Pension Benefits Table, on p. 39. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

Christopher J. Kearney

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$2,100,000	(1)	$3,150,000	(2)

Bonus	$0		$0	$0		$5,000,000	(3)	$7,500,000	(4)

Value of Accelerated Equity (5)	$0		$7,704,541	$7,704,541		$7,704,541		$7,704,541

Retirement Plans (6)	$5,352,149	(6.a)	$0	$6,060,446	(6.b)	$9,043,891	(6.c)	$21,041,533	(6.d)

All Other Compensation (7)	$100,962		$11,683,191	$6,444,837		$653,911		$3,679,069

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$15,797,247	(8)

TOTAL	$5,453,111		$19,387,732	$20,209,824		$24,502,343		$58,872,389

Patrick J. O'Leary

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,690,000	(1)	$2,535,000	(2)

Bonus	$0		$0	$0		$3,220,000	(3)	$4,830,000	(4)

Value of Accelerated Equity (5)	$0		$2,696,616	$2,696,616		$2,696,616		$2,696,616

Retirement Plans (6)	$2,951,430	(6.a)	$0	$8,797,516	(6.b)	$4,941,081	(6.c)	$15,927,762	(6.d)

All Other Compensation (7)	$81,250		$9,141,427	$5,690,360		$243,243		$3,158,204

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$10,894,068	(8)

TOTAL	$3,032,680		$11,838,042	$17,184,492		$12,790,939		$40,041,649

Robert B. Foreman

	Voluntary Resignation or Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary	$0		$0	$0		$1,450,000	(1)	$2,175,000	(2)

Bonus	$0		$0	$0		$2,380,000	(3)	$3,570,000	(4)

Value of Accelerated Equity (5)	$0		$2,696,616	$2,696,616		$2,696,616		$2,696,616

Retirement Plans (6)	$2,509,656	(6.a)	$0	$3,251,851	(6.b)	$4,271,749	(6.c)	$8,676,363	(6.d)

All Other Compensation (7)	$69,712		$7,894,261	$5,248,716		$241,168		$3,140,123

280G Tax Gross-Up	N/A		N/A	N/A		N/A		$6,796,076	(8)

TOTAL	$2,579,367		$10,590,877	$11,197,182		$11,039,533		$27,054,178

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times actual bonus for prior year, or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of immediate vesting in all unvested restricted stock and performance shares.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits Table, on p. 39, resulting from:

  6.a—the benefit becoming payable at age 55, rather than age 60.

  6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 60.

  6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

  6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Relocation loan forgiveness:  In the event of permanent disability, death or a change in control, a $1,500,000 loan made by us to the named executive officer in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and state tax liabilities in the amount of $1,120,050. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—Other Benefits and Perquisites," beginning on p. 27.

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $100,962, $81,250, and $69,712, respectively.

  •
  Life insurance:  Values for life insurance in an amount equal to, in the case of:

  •
  Termination following a change in control, two times annual salary at the time of termination for three years, and an amount equal to the annual salary for the remainder of his life, with a present value estimated at, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $356,488, $253,698, and $216,745, respectively.

  •
  In the case of disability, two times annual salary at the time of termination to age 65, with a present value estimated at, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $158,088, $124,342, and $106,450, respectively.

  •
  Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated, for each of Messrs. Kearney, O'Leary, and Foreman, in the amount of $22,104, $14,236, and $12,188, respectively.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Kearney: $8,804,091, in disability payments, representing the present value of an annual payment of $1,209,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $4,153,489 due to the benefit being payable at age 65 rather than age 60;

  •
  Mr. O'Leary: $6,315,785, in disability payments, representing the present value of an annual payment of $774,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $3,144,180 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Foreman: $5,098,050, in disability payments, representing the present value of an annual payment of $630,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from our Group LTD Plan or exclude other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $1,838,476 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

  •
  Mr. Kearney: $3,723,826, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $2,050,000 and gross-ups for federal and other tax liabilities in the amount of $1,623,826;

  •
  Mr. O'Leary: $2,989,060, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,640,000, and gross-ups for federal and other tax liabilities in the amount of $1,299,060; and

  •
  Mr. Foreman: $2,558,954, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $1,400,000, and gross-ups for federal and other tax liabilities in the amount of $1,108,954.

  •
  Post-Retirement Health:  In the event of termination following a change in control, involuntary termination without cause or voluntary termination for good reason, Mr. Kearney would be entitled to $306,658 or $326,332 in post-retirement health benefits, respectively.

  •
  Additional Benefits:

  •
  Car Allowance, in the case of termination following a change in control, in the amount of $42,000, and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $28,000.

  •
  Financial planning services:

  •
  in the case of involuntary termination without cause or voluntary termination for good reason, in the amount of $80,000 for Mr. Kearney, and $40,000 for each of Messrs. O'Leary and Foreman; and

  •
  in the case of termination following a change in control, in the amount $120,000 for Mr. Kearney, and $60,000 for each of Messrs. O'Leary and Foreman.

  •
  Country club dues in the case of termination following a change in control or involuntary termination without cause or voluntary termination for good reason.

  •
  Annual physicals in the case of termination following a change in control or involuntary termination without cause or voluntary termination for good reason.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $50,000.

  •
  Health and welfare insurance premiums:

  •
  in the case of involuntary without cause or voluntary termination for good reason; and

  •
  in the case of termination following a change in control, in the amount of $30,411 and $45,617 for Messrs. Kearney and Foreman, respectively.

  Provision of these benefits will cease upon receipt of equivalent benefits from another employer.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Don L. Canterna

	Voluntary Resignation or Involuntary Termination For Cause			Disability	Death Pre-retirement		Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0		$475,000	(1)	$950,000	(2)

Bonus		$0		$0	$0		$524,960	(3)	$1,110,704	(4)

Value of Accelerated Equity (5)	$ $	1,405,747 0	(5.a) (5.b)	$1,405,747	$1,405,747		$1,405,747		$1,405,747

Retirement Plans (6)		$211,938	(6.a)	$0	$168,724	(6.b)	$609,054	(6.c)	$1,142,052	(6.d)

All Other Compensation (7)	$ $	403,850 45,673	(7.a) (7.b)	$1,382,481	$1,708,572		$478,553		$531,296

280G Tax Gross-Up		N/A		N/A	N/A		N/A		$1,595,341	(8)

TOTAL	$ $	2,021,534 257,611	(5.a) (5.b)	$2,788,228	$3,283,043		$3,493,314		$6,735,139

Kevin L. Lilly

	Voluntary Resignation or Involuntary Termination For Cause			Disability	Death Pre-retirement	Involuntary Without Cause /Voluntary Resignation for Good Reason		Termination Following Change in Control

Salary		$0		$0	$0	$425,000	(1)	$850,000	(2)

Bonus		$0		$0	$0	$640,000	(3)	$1,280,000	(4)

Value of Accelerated Equity (5)	$ $	1,344,922 0 (5.b	(5.a) )	$1,344,922	$1,344,922	$1,344,922		$1,344,922

Retirement Plans (6)		$213,651	(6.a)	$0	$213,651	$538,144	(6.c)	$1,277,922	(6.d)

All Other Compensation (7)	$ $	189,374 40,865	(7.a) (7.b)	$1,448,642	$1,524,553	$281,840		$352,367

280G Tax Gross-Up		$0		$0	$0	$0		$2,019,130	(8)

TOTAL	$ $	1,747,947 254,516	(5.a) (5.b)	$2,793,564	$3,083,126	$3,299,905		$7,124,341

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times target bonus for termination year or earned bonus for last year.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of immediate vesting in all unvested restricted stock and performance shares. Messrs. Canterna and Lilly would have met the age and service requirements (at least 55 years old at termination with five years of credited service, including at least three years with SPX) to receive retirement treatment upon termination in the case of a voluntary termination. Accordingly, the benefits below would apply.

  5.a—for voluntary resignation.

  5.b—for involuntary for cause termination.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits Table, on p. 39, resulting from:

  6.a—the benefit becoming payable immediately, rather than age 62.

  6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

  6.c—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than age 62.

  6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Canterna and Lilly, in the amount of $45,673 and $40,865, respectively.

  •
  Life insurance:  Values for life insurance in an amount equal to, in the case of:

  •
  Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value, for each of Messrs. Canterna and Lilly, in the amount of $200,413 and $151,340, respectively.

  •
  Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value of, for each of Messrs. Canterna and Lilly, in the amount of $205,303, and $154,358, respectively.

  •
  7.a—Voluntary resignation (retirement) an amount equal to annual salary for the remainder of his life with an estimated present value of, for Messrs. Canterna and Lilly, $195,731 and $148,509, respectively. As of December 31, 2008, Messrs. Canterna and Lilly qualify for this benefit because each would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation.

  •
  7.b—Involuntary for cause termination.

  •
  Disability, an amount equal to $62,569 for Mr. Canterna and $62,524 for Mr. Lilly.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Canterna: $1,274,239, in disability payments, representing the present value of an annual payment of $273,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $177,734 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Lilly: $1,345,253, in disability payments, representing the present value of an annual payment of $219,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $120,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $113,458 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of, for:

  •
  Mr. Canterna: $1,662,899, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $900,000, and gross-ups for federal and other tax liabilities in the amount of $712,899; and

  •
  Mr. Lilly: $1,483,688, an amount equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees), in the amount of $800,000, and gross-ups for federal and other tax liabilities in the amount of $633,688.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-Retirement Health:  In the event of termination following a change in control or involuntary termination without cause or voluntary termination for good reason, $122,908 or

    $142,833 for Mr. Canterna in post-retirement health benefits, respectively. And in the case of voluntary resignation for Mr. Canterna, $162,446.

  •
  Health and welfare insurance premiums:

  •
  in the case of involuntary without cause or voluntary termination for good reason, and

  •
  in the case of termination following a change in control in the amount of $30,411 and $30,143 for Messrs. Canterna and Lilly, respectively.

  •
  in the case of termination following a change in control, Messrs. Canterna and Lilly would both receive a car allowance and financial planning services in the amount of $28,000 and $40,000, respectively.

  •
  Additional Benefits:  In addition to the above, in the case of involuntary termination without cause or voluntary termination for good reason or termination following a change in control, each of Messrs. Canterna and Lilly would receive an annual physical and country club dues.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

        All values above are present values. For all values other than 280G tax gross-ups, we calculated net present value using the FASB discount rate at valuation for each plan as noted below. We calculated 280G tax gross-ups with discount rates equal to 120% of the Applicable Federal Rate as of December 31, 2008.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Nos. 87/158. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because the benefits under these programs are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under FASB Nos. 106/158. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (1) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (2) changing the named executive officer's reporting relationship; (3) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (4) requiring the executive to relocate more than 50 miles from our principal business office; or (5) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (1) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies; (2) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise; or (3) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control includes the acquisition by any person (or group of related persons) of 20% or more of the voting power of our securities (including in an exchange or tender offer); approval by our stockholders of (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 250 miles from current location, (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. In addition, during the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

Tax Gross-up on Benefits and Perquisites

        The calculation of the tax gross-up on benefits and perquisites in the applicable tables is based upon the maximum federal tax rate of 35%, the maximum marginal state tax rate and a Medicare tax rate of 1.45%.

280G Tax Gross-up

        We have agreed to reimburse executive officers for all excise taxes imposed under Section 280G and any income and excise taxes that are payable as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the applicable tables assumes that the executive officer is entitled to a full reimbursement by us of (1) any excise taxes imposed as a result of the change in control, (2) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and the maximum applicable state income tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a noncompetition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer's employment is terminated. However, the amount of the 280G tax gross-up will change based upon whether the executive officer's employment with us is terminated because the amount of compensation subject to Section 280G will change.

Vesting of Restricted Stock

        If a named executive officer resigns voluntarily, accelerated vesting of equity is contingent upon retirement eligibility, including whether the named executive officer has reached the age of 55 at the time of termination and has five years of credited service, at least three of which must be with SPX. Only Mr. Canterna and Mr. Lilly would have met these requirements as of the assumed termination date of December 31, 2008 and, accordingly, the applicable tables include the value of accelerated vesting of equity only for Mr. Canterna and Mr. Lilly. Assuming that the other executive officers had all met the age and service requirements, they would be entitled, in the event of a voluntary resignation, to receive the following amounts from accelerated vesting of equity, in addition to the benefits described in the Voluntary Resignation or Involuntary Termination for Cause column in the tables above:

Mr. Kearney	$7,704,541
Mr. O'Leary	$2,696,616
Mr. Foreman	$2,696,616

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2008 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans. Stockholder approved plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), the 1997 Non-Employee Directors' Compensation Plan and the 2006 Non-Employee Directors' Stock Incentive Plan. Plans and arrangements not approved by stockholders include stock option awards made to certain current and former members of SPX senior-level management and consultants. These individual option arrangements are described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,681,067	$53.15	5,863,898	(3)

Equity compensation plans not approved by stockholders	359,503	$95.86	—

Total (4)	2,040,570	$64.89	5,863,898

(1)
Includes 733,353 shares issuable pursuant to restricted stock units.

(2)
Excludes restricted stock units.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan and no shares were available for issuance under the 1997 Non-Employee Directors' Compensation Plan. Excludes 517,507 shares of unvested restricted stock granted under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

(4)
Excludes 704 shares of our stock subject to options outstanding pursuant to option plans of United Dominion Industries Limited, or UDI, which we assumed in connection with our 2001 acquisition of UDI. These options have a weighted-average exercise price of $45.02 per share.

Individual Option Arrangements

        From time to time we have entered into agreements with certain of our senior-level management for the grant of stock options outside of our 2002 Stock Compensation Plan (or its predecessor plan, the 1992 Stock Compensation Plan). The shares represented by these agreements are included in the table above under the caption "Equity compensation plans not approved by stockholders." The following material terms apply to each of the agreements with SPX employees listed below:

  •
  The options may be exercised by any combination of payment in cash and/or by delivery of previously owned SPX shares.

  •
  The options are restricted as to transferability and have accelerated vesting upon a change in control, death or disability.

  •
  The options provide for the grant upon exercise of replacement options (which replace shares surrendered in payment of the exercise price and withholding tax obligations).

  •
  The expiration of these options is accelerated upon death, disability or termination of employment.

        On June 23, 1999, we granted Mr. O'Leary an option to purchase 250,000 shares at $60.00 per share, 250,000 shares at $72.50 per share, 250,000 shares at $85.00 per share and 250,000 shares at $97.50 per share. The option vested on June 23, 2004 and expires on June 23, 2009. This option has been exercised as to 749,997 shares.

        On May 4, 2001, we granted Stern Stewart & Co., a consultant to SPX, an option to purchase 130,000 shares at $92.10; the option vested on May 4, 2003 and expires on May 3, 2011. The option agreement provides that the exercise price may be paid in cash or, alternatively, Stern Stewart may effect a cashless exercise. The option is restricted as to transferability. In 2005, Stern Stewart reallocated 45,500 options to G. Bennett Stewart, 79,300 options to Joel M. Stern, and 5,200 options to David M. Glassman, each an employee of Stern Stewart. G. Bennett Stewart has exercised 20,500 of the options. Upon a change in control (as defined in the option agreements), Stern Stewart may, in lieu of exercising the options, elect to receive cash consideration of $800,000 for the option (or such pro rata portion if this election is made with respect to fewer than all the shares underlying the option).

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors is composed of four directors who are independent, as defined under SEC rules and the listing standards of the New York Stock Exchange. The Audit Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. SPX's independent accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent accountants. Management represented to us that SPX's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and we have reviewed and discussed the financial statements with management and the independent accountants. We discussed with the independent accountants matters required to be discussed by the Standards of the Public Company Accounting Oversight Board for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.

        We discussed with SPX's internal auditors and independent accountants the overall scope and plans for their respective audits. We met with the independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

        We have reviewed and discussed with management their assertion and opinion regarding internal controls included in the 2008 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States. We have also reviewed and discussed with Deloitte & Touche LLP their audit and opinion regarding SPX's internal controls as required by Section 404, which opinion is included in the 2008 Annual Report on Form 10-K.

Audit Committee:
J. Kermit Campbell, Chairman Emerson U. Fullwood Michael J. Mancuso Albert A. Koch

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP has been our independent accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2009. Consistent with past practice, on February 19, 2009, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2009. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2007 and 2008, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2007	2008
Audit Fees (1)	$14,909,000	$14,308,000
Audit-Related Fees (2)	$1,198,000	$1,530,000
Tax Fees (3)	$3,495,000	$2,330,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of the Company's annual financial statements and effectiveness of internal control over financial reporting, (ii) reviews of the Company's quarterly financial statements, (iii) statutory and regulatory audits and (iv) comfort letters, consents and other services related to Securities and Exchange Commission matters.

(2)
Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance and attest or audit services that are not required.

(3)
Fees for tax services include $1,588,000 and $1,301,000 in 2007 and 2008, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to acquisitions and divestitures of $1,907,000 in 2007 and $1,029,000 in 2008.

        Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, without exhibits, is enclosed with this proxy statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Jennifer Epstein, Director, Corporate Communications and Public Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

 Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on April 22, 2009:

        The Notice of Annual Meeting, Proxy Statement and our 2008 Annual Report to Stockholders are available electronically at http://investors.spx.com/annual.cfm.

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A Proposals — The Board of Directors recommends a vote FOR both nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain
01 - Christopher J. Kearney	☐	☐	☐	02 - Martha B. Wyrsch	☐	☐	☐

+

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2009.	☐	☐	☐

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<STOCK#> 010OVA

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Dear Stockholder:

The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Wednesday, April 22, 2009 at our corporate headquarters, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes:

1. To elect two directors to the Board of Directors.
2. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2009.
3. To address such other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of SPX Corporation of record at the close of business on March 6, 2009 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation.

For stockholders with common shares held in the company's KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants' accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants' accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPX

Proxy — SPX Corporation

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 2009

Charlotte, North Carolina

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Patrick J. O'Leary, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on April 22, 2009 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Items 1 and 2.**

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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